Exhibit 3.9

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “AUTOMOTIVE CALIBRATION & TECHNOLOGY SERVICES, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
CERTIFICATE OF FORMATION, FILED THE SEVENTH DAY OF MARCH,
A.D. 2018, AT 2:41 O`CLOCK P.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE
AFORESAID LIMITED LIABILITY COMPANY, “AUTOMOTIVE CALIBRATION & TECHNOLOGY SERVICES, LLC”.

State of Delaware
Limited Liability Company
Certificate of Formation
    FIRST:    The name of this Delaware limited liability company is:
Automotive Calibration & Technology Services, LLC
    SECOND:    The name and address of the registered agent of the Company is:
Corporate Creations Network Inc.
3411 Silverside Road Tatnall Building #104
Wilmington DE 19810

The undersigned authorized person has executed this Certificate of Formation on
March 7, 2018.

    /s/ Diana Serra
AUTHORIZED PERSON:
CORPORATE CREATIONS INTERNATIONAL INC. – ORGANIZER
Diana Serra, Special Secretary

-2-